Page 61 of 92 Pages



THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE CORPORATION MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT, UNLESS THE SECURITIES ARE RESOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN
COMPLIANCE WITH RULE 144 PROMULGATED UNDER THE ACT, AND ANY APPLICABLE STATE SECURITIES LAWS.


                          COMMON STOCK PURCHASE WARRANT

                           MedicaLogic/Medscape, Inc.

     THIS CERTIFIES that for good and valuable consideration received, ______________________, or registered assigns (each herein sometimes called the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from MedicaLogic/Medscape, Inc., an Oregon corporation (the "Corporation") up to __________ validly issued fully paid and nonassessable shares of common stock, no par value per share, of the Corporation, as may be adjusted from time to time pursuant to Section 11 (the "Warrant Shares") at a purchase price per share (the "Exercise Price") of $0.01. This Warrant is being issued in connection with the issuance and sale by the Corporation of ________ shares of the Corporation's Series 1 Preferred Stock (the "Series 1 Preferred Stock") and this Warrant, pursuant to the Preferred Stock and Warrant Purchase Agreement, dated as of December __, 2000 among the Corporation and the Investor parties thereto (the "Purchase Agreement").

1.   Term of Warrant

     Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or from time to time in part, at any time on or after the date hereof (the "Initial Exercise Date") and at or prior to 11:59 p.m., Pacific Standard Time, on December __, 2005 (the "Expiration Time"), unless otherwise extended by the Corporation.

2.   Exercise of Warrant

     (a) The purchase rights represented by this Warrant are exercisable by the registered Holder hereof, in whole or in part, at any time and from time to time at or prior to the Expiration Time by the surrender of this Warrant and the Notice of Exercise form attached hereto duly executed to the office of the Corporation at 20500 NW Evergreen Parkway, Hillsboro, Oregon 97124 (or such other office or agency of the Corporation as it may designate by notice in writing to the registered Holder hereof at the address of such Holder appearing on the books of the Corporation), and, subject to Section 2(b) upon payment of the Exercise Price for the shares thereby purchased (by cash or by check or bank draft payable to the order of the Corporation or by cancellation of indebtedness of the Corporation to the Holder hereof, if any, at the time of exercise in an amount equal to the purchase price of the shares thereby purchased); whereupon the Holder of this Warrant shall be entitled to receive from the Corporation a stock certificate in proper form representing the number of Warrant Shares so purchased.

     (b) In lieu of the payment of the aggregate Exercise Price, the Holder shall have the right (but not the obligation), to require the Corporation to convert this Warrant, in whole or in part, into shares of Common Stock (the "Conversion Right") as provided for in this Section 2. Upon exercise of the Conversion Right, the Corporation shall


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                                                            Page 62 of 92 Pages

deliver to the Holder (without payment by the Holder of any of the Exercise Price) that number of shares of Common Stock equal to the quotient obtained by dividing (i) the value of the Warrant or portion thereof at the time the Conversion Right is exercised (determined by subtracting the aggregate Exercise Price at the time of the exercise of the Conversion Right from the aggregate Current Market Price for the shares of Common Stock issuable upon exercise of the Warrant at the time of the exercise of the Conversion Right) by (ii) the Current Market Price of one share of Common Stock at the time of the exercise of the Conversion Right. "Current Market Price" shall mean, as of the date of determination, (x) the average of the closing prices of the Common Stock on The Nasdaq National Market (or other principal securities exchange on which the Common Stock is then traded) over the thirty day period ending on such date or
(y) if the Common Stock is not listed on a principal securities exchange, the fair market value thereof, as determined mutually by the Corporation's Board of Directors and such Holder, or if the Board of Directors and such Holder shall fail to agree, at the Corporation's expense by an appraiser chosen by the Board of Directors of the Corporation and reasonably acceptable to such Holder.

     The Conversion Right may be exercised by the Holder on any business day prior to the Expiration Time by surrender of this Warrant to the Company, with a duly executed Exercise Form with the conversion section completed, exercising the Conversion Right and specifying the total number of shares of Common Stock that the Holder will be issued pursuant to such conversion.

3.   Issuance of Shares; No Fractional Shares

     Certificates for shares purchased hereunder shall be delivered to the Holder hereof by the Corporation's transfer agent at the Corporation's expense within five (5) business days after the date on which this Warrant shall have been exercised in accordance with the terms hereof. Each certificate so delivered shall be in such denominations as may be requested by the Holder hereof and shall be registered in the name of such Holder or, subject to applicable laws, other name as shall be requested by such Holder. If, upon exercise of this Warrant, fewer than all of the Warrant Shares evidenced by this Warrant are purchased prior to the Expiration Time, one or more new warrants substantially in the form of, and on the terms in, this Warrant will be issued for the remaining number of Warrant Shares not purchased upon exercise of this Warrant. The Corporation hereby represents and warrants that all Warrant Shares which may be issued upon the exercise of this Warrant will, upon such exercise, be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon the holder of the Warrant Shares). The Corporation agrees that the shares so issued shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered for exercise in accordance with the terms hereof. No fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the Current Market Price of one share of Common Stock at the time of such exercise shall be paid in cash to the Holder of this Warrant.

4.   Charges, Taxes and Expenses

     Issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Corporation, and such certificates shall be issued in the name of the Holder of this Warrant or in such name or names as may be directed by the Holder of this Warrant; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder hereof.

                                                            Page 63 of 92 Pages

5.   No Rights as Shareholders

     This Warrant does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Corporation prior to the exercise hereof.

6.   Registration Rights

     A holder of Warrant Shares may become a "Holder," as defined in the 2000 Second Amended and Restated Investor Rights Agreement dated as of December __, 2000 between the Corporation and the parties listed on the signature pages thereto (the "Investor Rights Agreement"), upon compliance with the requirements of such agreement.

7.   Exchange and Registry of Warrant

     This Warrant is exchangeable, upon the surrender hereof by the registered Holder at the above-mentioned office or agency of the Corporation, for a new Warrant of like tenor and dated as of such exchange. The Corporation shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered Holder of this Warrant. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Corporation, and the Corporation shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

8.   Loss, Theft, Destruction or Mutilation of Warrant

     Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Corporation of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

9.   Saturdays, Sundays and Holidays

     If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

10.  Merger, Sale of Assets, Etc.

     If at any time the Corporation proposes to merge or consolidate with or into any other corporation, effect any reorganization, or sell or convey all or substantially all of its assets to any other entity, then, as a condition of such reorganization, consolidation, merger, sale or conveyance, the Corporation or its successor, as the case may be, shall enter into a supplemental agreement to make lawful and adequate provision whereby the Holder shall have the right to receive, upon exercise of the Warrant, the kind and amount of equity securities which would have been received upon such reorganization, consolidation, merger, sale or conveyance by a holder of a number of shares of common stock equal to the number of shares issuable upon exercise of the Warrant immediately prior to such reorganization, consolidation, merger, sale or conveyance. If the property to be received upon such reorganization, consolidation, merger, sale or conveyance is not equity securities, the Corporation shall give the Holder of this Warrant ten (10) business days prior written notice of the proposed effective date of such transaction, and if this Warrant has not been exercised by or on the effective date of such transaction, it shall terminate.

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                                                            Page 64 of 92 Pages

11.  Certain Adjustments

     11.1 Adjustment of Warrant Shares. The number, class and Exercise Price per share of securities for which this Warrant may be exercised are subject to adjustment from time to time upon the happening of certain events as hereinafter provided:

          (a) Recapitalization. If the outstanding shares of the Corporation's common stock are divided into a greater number of shares or if the Corporation shall effect a stock dividend, the number of Warrant Shares shall be proportionately increased and the Exercise Price per share shall be proportionately reduced. Conversely, if the outstanding shares of the Corporation's common stock are combined into a smaller number of shares of common stock, the number of shares of common stock purchasable upon the exercise of this Warrant shall be proportionately reduced and the Exercise Price per share shall be proportionately increased. The increases and reductions provided for in this Section 11.1(a) shall be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Corporation obtainable on exercise of this Warrant nor the aggregate price payable for such percentage shall be affected by any event described in this Section 11.1(a).

          (b) Merger or Reorganization, Etc. In the event of any change in the Corporation's common stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation or other change in the capital structure of the Corporation (not including the issuance of additional shares of capital stock other than by stock dividend or stock split), then, the Holder of this Warrant will have the right thereafter to receive upon the exercise of this Warrant the kind and amount of shares of stock or other securities or property to which it would have been entitled if, immediately before the merger, consolidation, reclassification, reorganization, recapitalization or other change in the capital structure, it had held the number of shares of common stock obtainable upon the exercise of this Warrant. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 11 with respect to the rights of the Holder after the merger, consolidation, reclassification, reorganization, recapitalization or other change to the end that the provisions of this Section 11 (including adjustment of the Exercise Price then in effect and the number of shares issuable upon exercise of this Warrant) shall be applicable after that event as nearly equivalent as may be practicable.

          (c) Adjustment for Dividends or Distributions of Stock or Other Securities or Property. In case the Corporation shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Warrant Shares (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (i) securities of the Corporation (other than as provided for in Section 11.1(a) or (b) above) or any other entity or (ii) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, upon exercise of this Warrant at any time after the consummation, effective date or record date of such dividend or other distribution, the Holder shall receive, in addition to the Warrant Shares (or such other shares or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Corporation to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant on the Initial Exercise Date and had thereafter, during the period from the Initial Exercise Date to and including the date of such exercise, retained such shares and/or all other additional stock or securities available by it as aforesaid during such period giving effect to all adjustments called for by this Section 11.

          (d) Adjustment in Respect of Spin-Off. In case of any spin-off by the Corporation of another person (the "Spin-off Entity") at any time after the issuance of this Warrant but prior to the exercise hereof, the Corporation shall issue to the Holder a new warrant entitling the Holder to purchase, at a nominal exercise price, the number of shares of common stock or other proprietary interest in the Spin-off Entity that the Holder would have owned had the Holder, immediately prior to such spin-off, exercised this Warrant.

          (e) Anti-Dilution.

     The number of Warrant Shares shall at all times be determined by the following formula:

                                                            Page 65 of 92 Pages

                           WS = OWS x S10IP
                                      -----
                                      S1CP

                           Where
                           WS  = Warrant Shares;
                           OWS = the number of shares originally subject to this Warrant (as such number may be adjusted to account for stock splits, stock dividends, combinations and other recapitalizations of the Common Stock);
                           S10IP = Series 1 Original Issuance Price (as defined in the Corporation's 1999 Restated Articles of Incorporation, as amended (the "Articles"); and S1CP = Series 1 Conversion Price (as defined in the Articles and as may be adjusted from time to time pursuant to the Articles).

     11.2 Notice of Adjustment. Whenever an event occurs requiring any adjustment to be made pursuant to Section 11.1, the Corporation shall promptly file with its Secretary or an assistant secretary at its principal office and with its stock transfer agent, if any, a certificate of its President or Chief Financial Officer specifying such adjustment, setting forth in reasonable detail the acts requiring such adjustment, and stating such other facts as shall be necessary to show the manner and figures used to compute such adjustment. Such certificate shall be made available at all reasonable times for inspection by the Holder. Promptly (but in no event more than 30 days) after each such adjustment, the Corporation shall give a copy of such certificate by certified mail to the Holder.

12.  Transferability; Compliance with Securities Laws

     12.1 This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Corporation, if requested by the Corporation). Subject to such restrictions, and the restrictions set forth in Sections 12.2 and 12.3 below, prior to the Expiration Time, this Warrant and all rights hereunder are transferable by the Holder hereof, in whole or in part, to transferees, including without limitation entities controlling, controlled by or under common control with [insert name of Holder] at the office or agency of the Corporation referred to in Section 1 hereof. Any such transfer shall be made in person or by the Holder's duly authorized attorney, upon surrender of this Warrant together with the Assignment Form attached hereto properly endorsed.

     12.2 The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares issuable upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that: (a) the Holder will not offer, sell or otherwise transfer this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933 (the "Act"), as amended, or any state securities laws; and (b) until the first anniversary of the Initial Exercise Date (the "First Anniversary"), the Holder will not offer, sell or otherwise transfer this Warrant or any Warrant Shares to be issued upon exercise hereof without also offering, selling or otherwise transferring a number of shares of Series 1 Preferred Stock equal to 1.307603565 the number of Warrant Shares which the Holder shall then be eligible to purchase hereunder (in the case of any offer, sale or other disposition of this Warrant), or 1.307603565 the number of such Warrant Shares (in the case of any offer, sale or other disposition of Warrant Shares), as the case may be. If the shareholders of the Corporation fail to approve the issuance of the Series 1 Preferred Stock and the Warrant, and the anti-dilution provisions relating thereto and prior to the First Anniversary the Holder of this Warrant elects to have its shares of Series 1 Preferred Stock redeemed pursuant to Article II.D.4.B. of the Corporation's 1999 Restated Articles of Incorporation, as amended, then the Holder of this Warrant shall forfeit to the Corporation for no additional consideration the right to purchase Common Stock pursuant to this Warrant, or Warrant Shares, as the case may be, in a number equal to .764705778 multiplied by the number of shares of Series 1 Preferred Stock being redeemed. Upon exercise of this Warrant, the Holder shall, if requested by the Corporation, confirm in writing, in a form satisfactory to the Corporation, that the Warrant Shares so purchased are being acquired

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                                                            Page 66 of 92 Pages

solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

     12.3 The Warrant Shares have not been and, except as otherwise provided in the Investor Rights Agreement, will not be registered under the Securities Act of 1933, as amended, and this Warrant may not be exercised except by (i) the original purchaser of this Warrant from the Corporation or (ii) an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended. Each certificate representing the Warrant Shares or other securities issued in respect of the Warrant Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable securities laws):

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE
     SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE CORPORATION MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE 1933 ACT, UNLESS THE SECURITIES ARE RESOLD IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER THE ACT, AND ANY APPLICABLE STATE SECURITIES LAWS.

     Notwithstanding the foregoing, the Holder may require the Corporation to issue a warrant or a certificate for Warrant Shares, in each case without a legend, if either (i) such Warrant or such Warrant Shares, as the case may be, have been registered for resale under the Act, (ii) the Holder has delivered to the Corporation an opinion of legal counsel (from a firm reasonably satisfactory to the Corporation) which opinion shall be addressed to the Corporation and be reasonably satisfactory in form and substance to the Corporation's counsel, to the effect that such registration is not required with respect to such Warrant or such Warrant Shares, as the case may be or (iii) such Warrant or Warrant Shares may be sold pursuant to Rule 144(k) (or any successor provision then in effect) under the Act.

13.  Representations and Warranties

     The Corporation hereby covenants, represents and warrants to the Holder hereof that:

          (a) during the period this Warrant is outstanding, the Corporation will reserve from its authorized and unissued common stock a sufficient number of shares to provide for the issuance of Warrant Shares upon the exercise of this Warrant;

          (b) the issuance of this Warrant shall constitute full authority to the Corporation's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares issuable upon exercise of this Warrant;

          (c) the Corporation has all requisite legal and corporate power to execute and deliver this Warrant, to issue the common stock issuable upon exercise of this Warrant and to carry out and perform its obligations under the terms of this Warrant;

          (d) all corporate action on the part of the Corporation, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Warrant by the Corporation, the authorization, sale, issuance and delivery of the Warrant Shares, the grant of registration rights as provided herein and the performance of the Corporation's obligations hereunder has been taken;

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                                                            Page 67 of 92 Pages

          (e) the Warrant Shares, when issued in compliance with the provisions of this Warrant and the Corporation's 1999 Restated Articles of Incorporation (as they may be amended from time to time (the "Articles"), will be validly issued, fully paid and nonassessable, and free of all taxes, liens or encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable federal and state securities laws; and

          (f) the issuance of the Warrant Shares will not be subject to any preemptive rights, rights of first refusal or similar rights.

14.  Corporation

     The Corporation will not, by amendment of its Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of the Warrant against impairment.

                                                            Page 68 of 92 Pages

15.  Governing Law

     This Warrant shall be governed by and construed in accordance with the laws of the State of Oregon.

16.  Amendments

     Any provision of this Warrant may be amended and the observance thereof waived only with the written consent of the Corporation and the Holder.

17.  Miscellaneous

     (a) Entire Agreement. This Warrant and the Preferred Stock and Warrant Purchase Agreement constitute the entire agreement between the Corporation and the Holder with respect to the Warrant and supersedes all prior agreements and understanding with respect to the subject matter of this Warrant.

     (b) Binding Effect; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Corporation and the Holder and their respective permitted successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Corporation and the Holder, or their respective permitted successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

     (c) Severability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

     IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officer.

Dated:  ___________, 2000


                                          MEDICALOGIC/MEDSCAPE, INC.



                                          By:
                                               ---------------------------------
                                          Name:
                                          Title:

                                                            Page 69 of 92 Pages

                               NOTICE OF EXERCISE

To:      MedicaLogic/Medscape, Inc.

     (1) The undersigned hereby elects to purchase ________ shares of common stock of MedicaLogic/Medscape, Inc. pursuant to the terms of the attached Warrant, and [tenders herewith payment of the purchase price in full/hereby exercises the Conversion Right].

     (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of common stock to be issued upon exercise hereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of common stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

     (3) Please issue a certificate or certificates representing said shares of common stock in the name of the undersigned or in such other name as is specified below:


                         ------------------------------
                                     (Name)


                         ------------------------------
                                    (Address)

     (4) The undersigned represents that (a) he, she or it is the original purchaser from the Corporation of the attached Warrant or an "accredited investor" within the meaning of Rule 501(a) under the Securities Act of 1933, as amended and (b) the aforesaid shares of common stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.


-------------------------                         ------------------------------
(Date)                                            (Signature)

                                                            Page 70 of 92 Pages


                                 ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)



     FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of common stock of MedicaLogic/Medscape, Inc. set forth below:

Name of Assignee                    Address                   No. of Shares
----------------                    -------                   -------------




and does hereby irrevocably constitute and appoint Attorney _____________________ to make such transfer on the books of MedicaLogic/Medscape, Inc., maintained for the purpose, with full power of substitution in the premises.

     The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee shall, if requested by the Corporation, confirm in writing, in a form satisfactory to the Corporation, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.



                                 Dated:
                                       -----------------------------------------

                                 Holder's Signature:
                                                    ----------------------------

                                 Holder's Address:
                                 -----------------------------------------------

                                 -----------------------------------------------


Guaranteed Signature:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.